UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

State Street Corporation	State Street Capital Trust III
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Massachusetts	Delaware
(State of incorporation or organization)	(State of incorporation or organization)

04-2456637	13-7147836
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

One Lincoln Street, Boston, Massachusetts	c/o One Lincoln Street, Boston, Massachusetts
(Address of principal executive offices)	(Address of principal executive offices)

02111	02111
(Zip Code)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Fixed-to-Floating Rate Normal Automatic Preferred Enhanced Capital Securities (and guarantees with respect thereto)	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-132606 and 333-132606-02 (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

Item 1.	Description of Registrant’s Securities to be Registered.

The descriptions of the Fixed-to-Floating Rate Normal Automatic Preferred Enhanced Capital Securities (the “Normal APEX”) set forth under the headings “Description of the APEX,” “Description of the Guarantee,” “Relationship among APEX, Junior Subordinated Debentures, Stock Purchase Contracts and Guarantee” and “Description of Preferred Stock” in the final prospectus supplement dated January 17, 2008 (the “Final Prospectus Supplement”), filed with the Securities and Exchange Commission on January 18, 2008, and under the headings “Description Of The Trusts,” “Description Of The Capital Securities,” “Description Of The Capital Securities Guarantees,” “Relationship Among The Capital Securities, The Corresponding Junior Subordinated Debentures And The Capital Securities Guarantees” and “Description Of Preferred Stock” in the accompanying prospectus dated March 21, 2006, in connection with the automatic shelf registration statement (the “Registration Statement”) on Form S-3 (No. 333-132606) of State Street Corporation (“State Street”) and State Street Capital Trust III, filed on March 21, 2006, are incorporated herein by reference. The Normal APEX are fully and unconditionally guaranteed by State Street to the extent described in the Final Prospectus Supplement.

Item 2.	Exhibits.

1. Restated Articles of Organization, as amended (filed as Exhibit 3.1 to State Street’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 filed with the SEC on August 10, 2009 and incorporated herein by reference).

2. Certificate of Trust of State Street Capital Trust III, as filed with the Delaware Secretary of State on March 25, 1998 (filed as Exhibit 4.19 to State Street’s Registration Statement on Form S-3 filed with the SEC on April 1, 1998 and incorporated herein by reference).

3. Form of Amended and Restated Trust Agreement of State Street Capital Trust III (filed as Exhibit 4.2 to State Street’s Report on Form 8-K filed with the SEC on January 25, 2008 and incorporated herein by reference).

4. Form of Guarantee Agreement of State Street relating to the Capital Securities (filed as Exhibit 4.8 to State Street’s Report on Form 8-K filed with the SEC on January 25, 2008 and incorporated herein by reference).

5. Form of Normal APEX Certificate of State Street Capital Trust III (included as Exhibit C to Exhibit 3).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

STATE STREET CORPORATION

By:	/s/ David C. Phelan
Name: David C. Phelan
Title: Executive Vice President and General Counsel

STATE STREET CAPITAL TRUST III

By:	/s/ Lynne Jimenez
Name: Lynne Jimenez
Title: Administrative Trustee

Dated: March 24, 2011